3.1

Electronic Articles of Incorporation For

P08000072163
FILED
August 01, 2008
Sec. Of State
dwhite

MARY FEED & SUPPLIES INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

MARY FEED & SUPPLIES INC.

Article II

The principal place of business address:

12905 W. OKEECHOBEE RD.
3
HIALEAH GARDEN, FL. US 33018

The mailing address of the corporation is:

12905 W. OKEECHOBEE RD.
3
HIALEAH GARDEN, FL. US 33018

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1,000

Article V

The name and Florida street address of the registered agent is:

UNITED STATES CORPORATION AGENTS, INC.
320 S. FLAMINGO ROAD
347
PEMBROKE PINES, FL. 33027

I certify that I am familiar with and accept the responsibilities of registered agent.

P08000072163
FILED
August 01, 2008
Sec. Of State
dwhite

Registered Agent Signature: TANIA LEMUS, US CORP. AGENTS, INC.

Article VI

The name and address of the incorporator is:

TANIA LEMUS
7083 HOLLYWOOD BLVD.
180
LOS ANGELES, CA 90028

Incorporator Signature: TANIA LEMUS, LEGALZOOM.COM, INC.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P, D
LAZARO ROIG
12905 W. OKEECHOBEE RD. #3
HIALEAH GARDEN, FL. 33018 US

Title: S, T
LAZARO ROIG
12905 W. OKEECHOBEE RD. #3
HIALEAH GARDEN, FL. 33018 US